Youngevity International, Inc. Announces First Quarter 2016 Results

 Operating Income Increased 211% and Adjusted EBITDA increased 72.8%

Shareholder Conference Call 4:15 PM EDT

SAN DIEGO----(May 12, 2016) Youngevity International, Inc. (OTCQX: YGYI) (www.YGYI.com), a global direct marketer of nutritional and lifestyle products and also a vertically-integrated producer of gourmet coffees for the commercial, retail and direct sales channels, today reported financial results for the first quarter ended March 31, 2016.

2016 First Quarter Highlights:

●	Net Revenues increased 3.8% over the prior year to $38.2 million

●	Gross Profit increased 15.2% to $23.4 million compared to the prior year

●	Operating Income increased 211.0% to $1,163,000 compared to the prior year

●	Adjusted EBITDA increased 72.8% to $2,236,000 compared to the prior year

●	Gross profit as a percentage of revenues increased to 61.2% compared to 55.1% in the prior year

“The first quarter of 2016 was one of the most active and exciting quarters in the Company’s history,” stated Steve Wallach, Chief Executive Officer of Youngevity International.  He added, “We were excited to announce the appointment of three senior members to the Youngevity management team:  Scott Salik as Vice President of Global Content, Scott Bell as Vice President of Analytics and Promotions, and Scott McElroy as Director of Information Technology and Project Management Operations.  These three industry leaders hit the ground running and the Company has benefitted from their strategic planning and tremendous industry experience. In addition to building out our management team, we launched a new and innovative social selling platform and are expanding the Company’s offerings into small business lending and merchant services.”

Dave Briskie, President and Chief Financial Officer of Youngevity said,” We are pleased to see strong improvements in profitability and continued growth.  Our direct selling division was the main contributor to our continued growth logging a 10% increase in revenues over last year.  Although our gourmet coffee business did not have a strong quarter in terms of growth we believe it is well positioned for a strong second half to 2016.  In January, we secured three new top tier distribution partners for Cafe La Rica and Josie’s Java Hose Brands, which extends our distribution coverage into 10 additional states. In February alone, we received orders for a total of 18.5 million pounds of Green Coffee.  And just this month, we had the pleasure of announcing that the Siles Family Plantation Group has been recertified as Fair Trade Organic for 2016 as well as Rainforest and Bird Friendly. We continue to work for a safe and sustainable environment, while supporting the social development of workers and communities in and around our plantations in Nicaragua.”

First Quarter 2016 Financial Results:

Revenues increased 3.8% to $38,202,000 for the three months ended March 31, 2016, as compared to $36,807,000 for the three months ended March 31, 2015.

Overall cost of revenues decreased approximately 10.2% to $14,839,000 for the three months ended March 31, 2016, as compared to $16,525,000 for the three months ended March 31, 2015.

Gross profit increased approximately 15.2% to $23,363,000 for the three months ended March 31, 2016, as compared to $20,282,000 for the three months ended March 31, 2015.

The Company’s operating expenses increased approximately 11.5% to $22,200,000 for the three months ended March 31, 2016 as compared to $19,908,000 for the three months ended March 31, 2015.

Operating income increased approximately 211.0% to $1,163,000, for the three months ended March 31, 2016, as compared to $374,000 for the three months ended March 31, 2015. This was primarily due to the increase in revenues and gross margins and the lower sales and marketing costs. Operating income as a percentage of revenues increased to 3.0%, compared to 1.0% for the three months ended March 31, 2015.

EBITDA (earnings before interest, income taxes, depreciation and amortization) as adjusted to remove the effect of stock based compensation expense and the change in the fair value of the warrant derivative or "Adjusted EBITDA," increased 72.8% to $2,236,000 for the three months ended March 31, 2016 compared to $1,294,000 in the same period for the prior year.

Conference Call Information

Management will host a conference call today at 4:15 PM Eastern Daylight Time (1:15 PM Pacific Daylight Time), to discuss the Company's first quarter financial results, for the quarter ended March 31, 2016. Investors can access the conference call by dialing Toll: 1 (631) 992-3221 and entering the access code: 817-193-044. It is advised that you dial-in at least five minutes prior to the call. The conference call will be recorded and available for replay shortly after the conclusion of the call. Recorded calls are available in the Investor Relations section of Youngevity International's website:  http://ygyi.com/calls.php

Non-GAAP Financial Measure – Adjusted EBITDA

This news release includes information on Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period growth. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team.

Adjusted EBITDA is a non-GAAP financial measure.  We calculate adjusted EBITDA by taking net income, and adding back the expenses related to interest, income taxes, depreciation, amortization, stock based compensation expense and change in the fair value of the warrant derivative, as each of those elements are calculated in accordance with GAAP.  Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

About Youngevity International

Youngevity International, Inc. (OTCQX: YGYI) (www.YGYI.com) is a fast-growing, innovative, multi-dimensional company that offers a wide range of consumer products and services, primarily through person-to-person selling relationships that comprise a "network of networks." The Company also is a vertically-integrated producer of the finest coffees for the commercial, retail and direct sales channels. The Company was formed after the merger of Youngevity Essential Life Sciences (www.youngevity.com) and Javalution Coffee Company in the summer of 2011. The Company was formerly known as AL International, Inc. and changed its name to Youngevity International Inc. in July 2013. For more information, visit www.YGYI.com or find us on Facebook https://www.facebook.com/Youngevityor follow us on Twitter @youngevity https://twitter.com/youngevity.

Safe Harbor Statement:

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions, and include statements regarding our continued future growth and the positioning of the gourmet coffee business well positioned for a strong second half to 2016. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to continue our financial performance, open new markets and the other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2015 and our subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Youngevity International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues	$38,202	$36,807
Cost of revenues	14,839	16,525
Gross profit	23,363	20,282
Operating expenses
Distributor compensation	15,974	14,138
Sales and marketing	1,801	2,121
General and adminstrative	4,425	3,649
Total operating expenses	22,200	19,908
Operating income	1,163	374
Change in the fair value of warrant derivative	650	(92)
Interest expense, net	(1,104)	(1,082)
Total other expense	(454)	(1,174)
Net income (loss) before income taxes	709	(800)
Income tax provision (benefit)	558	(431)
Net income (loss)	$151	$(369)

Reconciliation of Non-GAAP Measure
Adjusted EBITDA to Net Income (Loss)
(In thousands)
	Three Months Ended March 31,
	2016	2015
Net income (loss)	$151	$(369)
Add:
Interest	1,104	1,082
Income taxes	558	(431)
Depreciation	399	263
Amortization	604	513
EBITDA	2,816	1,058
Add:
Stock based compensation	70	144
Change in the fair value of warrant derivative	(650)	92
Adjusted EBITDA	$2,236	$1,294

Contacts:

Youngevity International, Inc.

Dave Briskie

President and Chief Financial Officer

1 800 982 3189 X6500

PCG Advisory Group

Investors:

Chuck Harbey

Managing Director, Corporate Advisory

Phone + 1 646 863 7997

Media:

Sean Leous

Managing Director, Public Relations

Phone + 1 646 863 8998